DELTA AND PINE LAND COMPANY

                Solicited by the Board of Directors for the Annual Meeting of Stockholders --- February 27, 1997

     The undersigned hereby appoints Jerome C. Hafter and W. Thomas Jagodinski, and each of them, as Proxies, with full power to appoint their substitutes, and hereby authorizes each of them to represent and vote all the shares of Common Stock of Delta and Pine Land Company held of record by the undersigned on
January 10, 1997 at the captioned Annual Stockholders Meeting or any postponement or adjournment thereof.


  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                      DELTA AND PINE LAND COMPANY

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY







                                                        Withheld     For All
1.   Nominees:  Stanley P. Roth, Nam-Hai Chua      For    All      Except those
                                                                   whose name(s)
                                                                   appear below

                                                -------  ------   -------------

     2. Proposal to approve the amendment of the Delta and Pine Land Company 1995 Long-term Incentive Plan.
                                                   For   Against   Abstain

                                                  ----   -------   -------

     3 Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending August 31, 1997.

                                                   For    Against   Abstain

                                                  ----    -------   -------

     4. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO ELECTIONS ARE MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

         Dated:

Signature(s)

     Important: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.